Exhibit 99.1

Press Release

Investor / Media contact:
Tony Schulte
513.397.9540
tony.schulte@cinbell.com
Cincinnati Bell Posts Second-Quarter Earnings Growth on Increased
Revenue and Strong Subscriber Metrics
     CINCINNATI — August 2, 2006 — Cincinnati Bell Inc. (NYSE:CBB) today reported earnings growth driven by increased wireless and data revenue and by lower interest expense. For the quarter, revenue was $323 million with operating income of $83 million and net income of $24 million, or 9 cents per share. Net income excluding special items1 was $23 million, or 8 cents per share, an increase of $8 million, or 3 cents a share, from the second quarter of 2005 also excluding special items. Special items in the current quarter include a $2 million benefit from the expiration of certain guarantees and warranties associated with the broadband segment.
     “By focusing on consistent execution of our strategy, Cincinnati Bell has delivered revenue, earnings and subscriber growth in one of the most competitive telecommunications markets in the country,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell Inc. “During the quarter, we completed the wireless subscriber migration to our GSM network. This is another significant milestone for Cincinnati Bell Wireless. Now, all of our customers share the experience of communicating on the best wireless network in Cincinnati and Dayton and the company no longer incurs the added expense of converting customers from one network to another.”
Second Quarter Highlights
•	Quarterly revenue increased to $323 million, up 3 percent or $8 million from a year ago, as increased wireless service, data and managed services revenue and equipment sales offset a decrease in local voice revenue.

•	Net postpaid wireless activations in the quarter totaled 12,000, an increase of 15,000 from the second quarter of 2005. Postpaid average revenue per user (ARPU) was $48, even with a year ago. By completing the wireless subscriber migration, Cincinnati Bell has discontinued the operation of its legacy TDMA network.

Press Release

•	Cincinnati Bell’s “Super Bundle” subscriber base reached 160,000, an increase of 11 percent from a year ago. As a result, consumer bundle penetration totaled 28 percent of Cincinnati Bell households within its traditional operating area. In addition to increasing household bundle penetration, revenue per household increased to an all-time high of $83, up 5 percent from a year ago.

•	Cincinnati Bell’s DSL subscriber base grew to 177,000, a 22 percent increase versus the second quarter of 2005. DSL penetration of in-territory consumer primary access lines was up 7 percentage points from a year ago to 29 percent, representing 154,000 subscribers.

•	Free cash flow[2] of $52 million increased 23 percent versus the second quarter of 2005, primarily due to reduced interest payments. Net debt[3] declined by $48 million in the quarter to $2.1 billion. Capital expenditures during the quarter were $39 million, or 12 percent of revenue.
Financial and Operations Overview
     “We are very pleased with the financial performance in each of our business segments,” said Brian Ross, chief financial officer of Cincinnati Bell. “Wireless service revenue growth validates that we have turned our wireless business around. Profitability in our core wireline business remains stable despite declining access lines. Reduced interest payments are improving free cash flow.”
     Revenue of $323 million grew 8 percent and adjusted EBITDA4 (earnings before interest, taxes, depreciation and amortization) of $116 million improved 4 percent sequentially. Adjusted EBITDA declined $8 million from the second quarter of 2005, primarily the result of increased expenses related to wireless subscriber growth and migration to the GSM network.
Local Segment
     Quarterly access line performance improved sequentially and was nearly equal to the second quarter of 2005 as the rate of decline slowed to 3.6 percent. The rate of in-territory access line loss remained relatively unchanged at 5.0 percent as wireless substitution remained the key contributor to in-territory decline. Access lines in expansion markets adjacent to the company’s traditional marketing area grew 36 percent from a year ago.

Press Release

     The Local segment produced quarterly revenue of $187 million, nearly even with the second quarter of 2005. Adjusted EBITDA of $96 million was approximately equal to a year ago as an 8 percent increase in data revenue and a 3 percent decrease in the cost of providing service partially offset lower voice revenue.
Wireless Services
     Strong subscriber growth continued in the second quarter with postpaid net activations of 12,000, an increase of 15,000 from a year ago as churn remained low at 1.6 percent. Postpaid ARPU of $48 represented the second consecutive quarter of improvement and was essentially even with a year ago. During the quarter, Cincinnati Bell discontinued the operation of its TDMA network with the migration of 51,000 customers to the GSM network.
     The Wireless segment generated quarterly revenue of $66 million, up 10 percent from the second quarter of 2005 reflecting growth in subscriber voice, data and equipment revenue. Postpaid data revenue doubled from a year ago, which resulted in a data ARPU of $5 per postpaid subscriber.
     Adjusted EBITDA for the quarter of $13 million was down $6 million compared to the second quarter of 2005. Higher expenses supporting a 63 percent increase in postpaid gross activations and accelerated network migration accounted for the decline.
Hardware and Managed Services
     The Hardware and Managed Services segment produced quarterly revenue of $58 million, a 7 percent increase from a year ago as equipment sales, data center and related managed service activity remained strong. Sequentially, revenue improved by 50 percent driven by an increase in seasonal equipment sales. Adjusted EBITDA was $5 million, even with the second quarter of 2005 as increased margin from higher computer hardware sales and managed services revenue offset margin declines in telephony hardware and related services.
Other Communications Services
     The Other Communications Services segment, which includes long distance, security monitoring and payphone operations, generated revenue of $20 million, which was equal to the second quarter of 2005. Adjusted EBITDA of $8 million was also equal

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to the second quarter of 2005 as increased long distance profitability offset a decline in payphone operations.
Conference Call/Webcast
     Cincinnati Bell will host a conference call today at 10:00 a.m. (EDT) to discuss its results for the second quarter of 2006. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (EDT) on August 16, 2006. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 189770. An archived version of the webcast will also be available at www.cincinnatibell.com.
Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of August 2, 2006. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.
Use of Non-GAAP Financial Measures
This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). These are non-GAAP financial measures used by

Press Release

Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, free cash flow, net debt and adjusted EBITDA to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Net income excluding special items provides a useful measure of operating performance. The amounts of the special items are detailed and reconciled to GAAP net income in the accompanying financial statements and in the Investor Relations section of the company’s Web site, www.cincinnatibell.com.
2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt and for the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies.
3Net debt provides a useful measure of liquidity and financial health. The company defined net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.
4Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with Adjusted EBITDA as defined by other companies.
About Cincinnati Bell Inc.
Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.
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Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
(dollars in millions, except per share amounts)	2006	2005	Change	2006	2005	Change
Revenue	$323.3	$315.4	3%	$621.6	$604.0	3%

Costs and expenses
Cost of services and products	145.5	133.7	9%	273.6	242.9	13%
Selling, general and administrative	61.7	57.4	7%	120.0	115.5	4%
Depreciation and amortization	35.7	48.4	(26%)	70.1	91.4	(23%)
Shareholder claim settlement	—	—	n/m	6.3	—	n/m
Gain on sale of broadband assets	(2.9)	—	n/m	(2.9)	—	n/m
Asset impairments and other charges	0.1	—	n/m	0.2	23.1	(99%)

Operating income	83.2	75.9	10%	154.3	131.1	18%

Minority interest expense (income)	—	(0.5)	n/m	0.4	(4.8)	(108%)
Interest expense	40.3	49.6	(19%)	79.8	100.1	(20%)
Loss on extinguishment of debt	—	—	n/m	—	7.9	n/m
Other income, net	(0.1)	(0.7)	(86%)	(0.2)	(0.2)	0%

Income before income taxes	43.0	27.5	56%	74.3	28.1	164%
Income tax expense	18.7	57.3	(67%)	35.9	61.1	(41%)

Net income (loss)	24.3	(29.8)	n/m	38.4	(33.0)	n/m

Preferred stock dividends	2.6	2.6	0%	5.2	5.2	0%

Net income (loss) applicable to common shareowners	$21.7	$(32.4)	n/m	$33.2	$(38.2)	n/m

Basic earnings (loss) per common share	$0.09	$(0.13)		$0.13	$(0.16)

Diluted earnings (loss) per common share	$0.09	$(0.13)		$0.13	$(0.16)

Weighted average common shares outstanding (millions)
— Basic	246.8	245.8		246.7	245.7
— Diluted	252.4	245.8		251.9	245.7

Cincinnati Bell Inc.
Segment Information
(Unaudited)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
(dollars in millions)	2006	2005	Change	2006	2005	Change
Local
Revenue
Voice	$118.9	$126.4	(6%)	$239.9	$254.4	(6%)
Data	58.8	54.2	8%	115.4	107.3	8%
Other	9.7	9.0	8%	18.5	18.0	3%

Total revenue	187.4	189.6	(1%)	373.8	379.7	(2%)

Operating costs and expenses:
Cost of services and products	57.5	59.0	(3%)	116.2	116.7	(0%)
Selling, general and administrative	33.9	33.7	1%	66.5	69.0	(4%)
Depreciation	25.4	26.8	(5%)	51.0	53.9	(5%)

Total operating costs and expenses	116.8	119.5	(2%)	233.7	239.6	(2%)

Operating income	$70.6	$70.1	1%	$140.1	$140.1	0%

Wireless
Revenue
Service	$59.9	$55.3	8%	$115.2	$110.9	4%
Equipment	6.5	5.0	30%	13.0	10.6	23%

Total revenue	66.4	60.3	10%	128.2	121.5	6%

Operating costs and expenses:
Cost of services and products	38.1	28.0	36%	74.4	57.3	30%
Selling, general and administrative	15.1	13.6	11%	29.4	27.0	9%
Depreciation and amortization	8.7	20.2	(57%)	16.2	35.2	(54%)
Asset impairments and other charges	—	—	n/m	—	23.7	n/m

Total operating costs and expenses	61.9	61.8	0%	120.0	143.2	(16%)

Operating income (loss)	$4.5	$(1.5)	n/m	$8.2	$(21.7)	n/m

Hardware & Managed Services
Revenue
Hardware	$39.6	$38.1	4%	$60.9	$50.4	21%
Managed services	18.6	16.4	13%	36.1	31.2	16%

Total revenue	58.2	54.5	7%	97.0	81.6	19%

Operating costs and expenses:
Cost of services and products	48.0	45.1	6%	78.5	65.4	20%
Selling, general and administrative	5.4	4.5	20%	10.6	8.6	23%
Depreciation and amortization	1.0	0.6	67%	1.8	1.0	80%
Asset impairments and other charges (credits)	—	—	n/m	—	(0.1)	n/m

Total operating costs and expenses	54.4	50.2	8%	90.9	74.9	21%

Operating income	$3.8	$4.3	(12%)	$6.1	$6.7	(9%)

Other
Revenue	$19.8	$19.6	1%	$39.4	$38.7	2%

Operating costs and expenses:
Cost of services and products	8.5	8.3	2%	17.6	17.1	3%
Selling, general and administrative	3.7	3.7	0%	7.2	7.6	(5%)
Depreciation	0.6	0.5	20%	1.1	0.9	22%

Total operating costs and expenses	12.8	12.5	2%	25.9	25.6	1%

Operating income	$7.0	$7.1	(1%)	$13.5	$13.1	3%

Broadband
Revenue	$—	$—	n/m	$—	$—	n/m

Costs, expenses, gains and losses:
Selling, general and administrative	0.5	(1.4)	n/m	0.9	(2.1)	n/m
Depreciation	—	—	n/m	—	—	n/m
Gain on sale of assets and other	(2.8)	—	n/m	(2.7)	(0.5)	n/m

Total costs, expenses, gains and losses	(2.3)	(1.4)	64%	(1.8)	(2.6)	(31%)

Operating income	$2.3	$1.4	64%	$1.8	$2.6	(31%)

Cincinnati Bell Inc.
Segment Information
(Unaudited)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
(dollars in millions)	2006	2005	Change	2006	2005	Change
Revenue
Local	$187.4	$189.6	(1%)	$373.8	$379.7	(2%)
Wireless	66.4	60.3	10%	128.2	121.5	6%
Hardware & Managed Services	58.2	54.5	7%	97.0	81.6	19%
Other	19.8	19.6	1%	39.4	38.7	2%
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	(8.5)	(8.6)	(1%)	(16.8)	(17.5)	(4%)

Total revenue	$323.3	$315.4	3%	$621.6	$604.0	3%

Cost of Services and Products
Local	$57.5	$59.0	(3%)	$116.2	$116.7	(0%)
Wireless	38.1	28.0	36%	74.4	57.3	30%
Hardware & Managed Services	48.0	45.1	6%	78.5	65.4	20%
Other	8.5	8.3	2%	17.6	17.1	3%
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	(6.6)	(6.7)	(1%)	(13.1)	(13.6)	(4%)

Total cost of services and products	$145.5	$133.7	9%	$273.6	$242.9	13%

Selling, General & Administrative
Local	$33.9	$33.7	1%	$66.5	$69.0	(4%)
Wireless	15.1	13.6	11%	29.4	27.0	9%
Hardware & Managed Services	5.4	4.5	20%	10.6	8.6	23%
Other	3.7	3.7	—	7.2	7.6	(5%)
Broadband	0.5	(1.4)	n/m	0.9	(2.1)	n/m
Corporate and eliminations	3.1	3.3	(6%)	5.4	5.4	(0%)

Total selling, general & administrative	$61.7	$57.4	7%	$120.0	$115.5	4%

Depreciation and Amortization
Local	$25.4	$26.8	(5%)	$51.0	$53.9	(5%)
Wireless	8.7	20.2	(57%)	16.2	35.2	(54%)
Hardware & Managed Services	1.0	0.6	67%	1.8	1.0	80%
Other	0.6	0.5	20%	1.1	0.9	22%
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	—	0.3	n/m	—	0.4	n/m

Total depreciation and amortization	$35.7	$48.4	(26%)	$70.1	$91.4	(23%)

Asset Impairments, Shareholder Claim Settlement, Gain on Sale of Broadband Assets and Other
Local	$—	$—	n/m	$—	$—	n/m
Wireless	—	—	n/m	—	23.7	n/m
Hardware & Managed Services	—	—	n/m	—	(0.1)	n/m
Other	—	—	n/m	—	—	n/m
Broadband	(2.8)	—	n/m	(2.7)	(0.5)	n/m
Corporate and eliminations	—	—	n/m	6.3	—	n/m

Total asset impairments, shareholder claim settlement, gain on sale of broadband assets and other	$(2.8)	$—	n/m	$3.6	$23.1	(84%)

Operating Income
Local	$70.6	$70.1	1%	$140.1	$140.1	0%
Wireless	4.5	(1.5)	n/m	8.2	(21.7)	n/m
Hardware & Managed Services	3.8	4.3	(12%)	6.1	6.7	(9%)
Other	7.0	7.1	(1%)	13.5	13.1	3%
Broadband	2.3	1.4	64%	1.8	2.6	(31%)
Corporate and eliminations	(5.0)	(5.5)	(9%)	(15.4)	(9.7)	59%

Total operating income	$83.2	$75.9	10%	$154.3	$131.1	18%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	June 30,	December 31,
(in thousands)	2006	2005
Local access lines	912.5	930.6
DSL subscribers	176.5	162.5
Custom Connections (Super Bundle) subscribers	159.7	150.3

Postpaid wireless subscribers	339.3	315.1
Prepaid wireless subscribers	171.0	180.5

Total wireless subscribers	510.3	495.6

Consumer long distance lines	404.2	412.6
Business long distance lines	154.9	151.1

Total long distance lines	559.1	563.7

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)

	2004				2005				2006
(in thousands)	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Local Access Lines
In-Territory:
Primary Residential	611.8	606.3	601.5	592.7	584.2	573.0	563.9	555.7	547.4	536.7
Secondary Residential	56.0	54.0	52.2	50.5	48.9	47.1	45.4	43.9	42.4	40.9
Business/Other	301.5	299.6	298.4	296.6	296.1	294.3	292.9	293.3	290.9	291.3

Total In-Territory	969.3	959.9	952.1	939.8	929.2	914.4	902.2	892.9	880.7	868.9

Out-of-Territory:
Primary Residential	4.6	10.9	15.8	18.4	17.7	18.4	20.5	21.5	22.8	24.8
Secondary Residential	0.2	0.6	0.7	0.8	0.8	0.9	1.0	1.0	1.1	1.1
Business/Other	6.8	8.0	9.9	11.1	12.2	12.8	13.9	15.2	16.3	17.7

Total Out-of-Territory	11.6	19.5	26.4	30.3	30.7	32.1	35.4	37.7	40.2	43.6

Total Access Lines	980.9	979.4	978.5	970.1	959.9	946.5	937.6	930.6	920.9	912.5

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)

	June 30,	December 31,	Change
(dollars in millions)	2006	2005	$	%
Credit facility, revolver	$12.0	$—	$12.0	n/m
Credit facility, tranche B term loan	397.0	399.0	(2.0)	(1%)
Cincinnati Bell Telephone notes	230.0	230.0	—	0%
7 1/4% Senior Notes due 2013	500.0	500.0	—	0%
7 1/4% Senior Notes due 2023	50.0	50.0	—	0%
8 3/8% Senior Subordinated Notes due 2014	622.0	633.4	(11.4)	(2%)
7% Senior Notes due 2015	240.0	246.4	(6.4)	(3%)
Capital leases	20.1	22.2	(2.1)	(9%)
Other short-term debt	1.0	2.4	(1.4)	(58%)
Other long-term debt	0.1	0.3	(0.2)	(67%)
Net unamortized premium	0.9	1.0	(0.1)	(10%)

Total debt	2,073.1	2,084.7	(11.6)	(1%)

Add: Interest rate swap liability	28.0	10.2	17.8	175%
Less: Cash and cash equivalents	(26.6)	(25.7)	(0.9)	4%

Net debt (as defined by the company)	$2,074.5	$2,069.2	$5.3	0%

Credit facility availability	$230.7	$243.6	$(12.9)	(5%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(dollars in millions)	2006	2005	2006	2005
Cash provided by operating activities	$92.4	$86.8	$157.6	$151.2

Capital expenditures	(39.0)	(43.0)	(74.6)	(71.0)
Acquisition of business and remaining minority interest in CBW	(3.5)	—	(86.7)	—
Other	0.6	—	2.0	—

Cash used in investing activities	(41.9)	(43.0)	(159.3)	(71.0)

Issuance of long-term debt	—	0.1	—	352.1
Increase (decrease) in corporate credit facility, net	(48.0)	(43.0)	12.0	32.0
Repayment of debt	(2.4)	(1.2)	(5.7)	(442.0)
Debt issuance costs and consent fees	—	—	—	(21.0)
Issuance of common shares — exercise of stock options	0.1	0.8	0.7	1.7
Preferred stock dividends	(2.6)	(2.6)	(5.2)	(5.2)
Other	—	—	0.8	—

Cash provided by (used in) financing activities	(52.9)	(45.9)	2.6	(82.4)

Net increase (decrease) in cash and cash equivalents	(2.4)	(2.1)	0.9	(2.2)
Cash and cash equivalents at beginning of period	29.0	24.8	25.7	24.9

Cash and cash equivalents at end of period	$26.6	$22.7	$26.6	$22.7

Reconciliation of GAAP Cash Flow to Free Cash Flow as defined by the company
Net increase (decrease) in cash and cash equivalents	$(2.4)	$(2.1)	$0.9	$(2.2)
Less adjustments:
Issuance of long-term debt and net change in corporate credit facility	48.0	42.9	(12.0)	(384.1)
Repayment of debt	2.4	1.2	5.7	442.0
Acquisition of business and remaining minority interest in CBW	3.5	—	86.7	—

Free cash flow (as defined by the company)	$51.5	$42.0	$81.3	$55.7

Income tax payments	$(3.3)	$(1.6)	$(3.8)	$(1.1)

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)

	Three Months Ended June 30, 2006
(dollars in millions)	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$70.6	$4.5	$3.8	$7.0	$2.3	$(5.0)	$83.2

Add:
Depreciation and amortization	25.4	8.7	1.0	0.6	—	—	35.7
Asset impairments, shareholder claim settlement,
gain on sale of broadband assets and other	—	—	—	—	(2.8)	—	(2.8)

EBITDA (Non-GAAP)	$96.0	$13.2	$4.8	$7.6	$(0.5)	$(5.0)	$116.1

	Three Months Ended June 30, 2005
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$70.1	$(1.5)	$4.3	$7.1	$1.4	$(5.5)	$75.9

Add:
Depreciation and amortization	26.8	20.2	0.6	0.5	—	0.3	48.4

EBITDA (Non-GAAP)	$96.9	$18.7	$4.9	$7.6	$1.4	$(5.2)	$124.3

	Six Months Ended June 30, 2006
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$140.1	$8.2	$6.1	$13.5	$1.8	$(15.4)	$154.3

Add:
Depreciation and amortization	51.0	16.2	1.8	1.1	—	—	70.1
Asset impairments, shareholder claim settlement, gain on sale of broadband assets and other	—	—	—	—	(2.7)	6.3	3.6

EBITDA (Non-GAAP)	$191.1	$24.4	$7.9	$14.6	$(0.9)	$(9.1)	$228.0

	Six Months Ended June 30, 2005
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$140.1	$(21.7)	$6.7	$13.1	$2.6	$(9.7)	$131.1

Add:
Depreciation and amortization	53.9	35.2	1.0	0.9	—	0.4	91.4
Asset impairments and other	—	23.7	(0.1)	—	(0.5)	—	23.1

EBITDA (Non-GAAP)	$194.0	$37.2	$7.6	$14.0	$2.1	$(9.3)	$245.6

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)

		Special Items
				Three
	Three			Months Ended
	Months Ended			June 30, 2005
	June 30,	Income Tax		Before Special Items
(dollars in millions, except per share amounts)	2005 (GAAP)	Expense		(Non-GAAP)
		A
Revenue	$315.4	$—		$315.4

Costs and expenses
Cost of services and products	133.7	—		133.7
Selling, general and administrative	57.4	—		57.4
Depreciation and amortization	48.4	—		48.4

Operating income	75.9	—		75.9

Minority interest income	(0.5)			(0.5)
Interest expense	49.6	—		49.6
Other income, net	(0.7)	—		(0.7)

Income before income taxes	27.5	—		27.5
Income tax expense	57.3	(44.2)		13.1

Net income (loss)	(29.8)	44.2		14.4

Preferred Stock Dividends	2.6	—		2.6

Net Income (Loss) Applicable to Common Shareowners	$(32.4)	$44.2		$11.8

Weighted average diluted common shares	245.8	251.6	*	251.6 *

Diluted earnings per common share	$(0.13)	$0.18		$0.05

*	Shares have been adjusted for dilutive common stock equivalents that result after excluding special charges from earnings.

A	Write-down of certain state deferred tax assets due to change in state tax rates and state tax laws.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)

		Special Items
								Six
	Six							Months Ended
	Months Ended					Asset		June 30, 2005
	June 30,	Income Tax		Debt		Impairments		Before Special Items
(dollars in millions, except per share amounts)	2005 (GAAP)	Expense		Extinguishment		& Other Charges		(Non-GAAP)
		A		B		C
Revenue	$604.0	$—		$—		$—		604.0

Costs and Expenses
Cost of services and products	242.9	—		—		—		242.9
Selling, general and administrative	115.5	—		—		—		115.5
Depreciation and amortization	91.4	—		—		—		91.4
Asset impairments and other charges	23.1	—		—		(23.1)		—

Operating income	131.1	—		—		23.1		154.2

Minority interest income	(4.8)	—		—		4.6		(0.2)
Interest expense	100.1	—		—		—		100.1
Loss on extinquishment of debt	7.9	—		(7.9)		—		—
Other income, net	(0.2)	—		—		—		(0.2)

Income before Income Taxes	28.1	—		7.9		18.5		54.5
Income tax expense	61.1	(47.6)		3.2		7.4		24.1

Net income (loss)	(33.0)	47.6		4.7		11.1		30.4

Preferred Stock Dividends	5.2	—		—		—		5.2

Net income (loss) applicable to common shareowners	$(38.2)	$47.6		$4.7		$11.1		$25.2

Weighted average diluted shares	245.7	251.1	*	251.1	*	251.1	*	251.1 *

Diluted earnings (loss) per common share	$(0.16)	$0.19		$0.02		$0.04		$0.10

*	Shares have been adjusted for dilutive common stock equivalents that result after excluding special charges from earnings.

A	Write-down of certain state deferred tax assets due to change in state tax rates and state tax laws;

B	Non-cash loss of $7.9 million due to the extinguishment of the company’s prior credit facility; and

C	Asset impairments and other charges of $23.1 million, substantially all of which related to a write-down of the company’s TDMA network assets.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)

		Special Items
			Three
	Three	Gain on	Months Ended
	Months Ended	Sale of	June 30, 2006
	June 30,	Broadband	Before Special Items
(dollars in millions, except per share amounts)	2006 (GAAP)	Assets	(Non-GAAP)
		A
Revenue	$323.3	$—	$323.3

Costs and expenses
Cost of services and products	145.5	—	145.5
Selling, general and administrative	61.7	—	61.7
Depreciation and amortization	35.7	—	35.7
Gain on sale of broadband assets	(2.9)	2.9	—
Asset impairments and other charges	0.1	—	0.1

Operating income	83.2	(2.9)	80.3

Interest expense	40.3	—	40.3
Other income, net	(0.1)	—	(0.1)

Income before income taxes	43.0	(2.9)	40.1
Income tax expense	18.7	(1.2)	17.5

Net income	24.3	(1.7)	22.6

Preferred stock dividends	2.6	—	2.6

Net income applicable to common shareowners	$21.7	$(1.7)	20.0

Weighted average diluted common shares	252.4	252.4	252.4

Diluted earnings per common share	$0.09	$(0.01)	$0.08

A	Gain on sale of Broadband assets due to expiration of certain indemnifications that were previously reserved.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)

		Special Items
					Six
	Six	Gain on			Months Ended
	Months Ended	Sale of	Shareholder	Income	June 30, 2006
	June 30,	Broadband	Claim	Tax	Before Special Items
(dollars in millions, except per share amounts)	2006 (GAAP)	Assets	Settlement	Expense	(Non-GAAP)
		A	B	C
Revenue	$621.6	$—	$—	$—	$621.6

Costs and expenses
Cost of services and products	273.6	—	—	—	273.6
Selling, general and administrative	120.0	—	—	—	120.0
Depreciation and amortization	70.1	—	—	—	70.1
Shareholder claim settlement	6.3	—	(6.3)	—	—
Gain on sale of broadband assets	(2.9)	2.9	—	—	—
Asset impairments and other charges	0.2	—	—	—	0.2

Operating income	154.3	(2.9)	6.3	—	157.7

Minority interest expense	0.4	—	—	—	0.4
Interest expense	79.8	—	—	—	79.8
Other income, net	(0.2)	—	—	—	(0.2)

Income before income taxes	74.3	(2.9)	6.3	—	77.7
Income tax expense	35.9	(1.2)	2.5	(3.6)	33.6

Net income	38.4	(1.7)	3.8	3.6	44.1

Preferred stock dividends	5.2	—	—	—	5.2

Net income applicable to common shareowners	$33.2	$(1.7)	$3.8	$3.6	$38.9

Weighted average diluted common shares	251.9	251.9	251.9	251.9	251.9

Diluted earnings per common share	$0.13	$(0.01)	$0.02	$0.01	$0.15

A	Gain on sale of Broadband assets due to expiration of certain indemnifications that were previously reserved;

B	Reserve of $6.3 million recorded to cover the Company’s anticipated contribution to the settlement fund, and other settlement related expenses, for shareholder claim; and

C	Kentucky net operating loss carry-forward write-off due to regulations issued in first quarter 2006.